UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Brooks Automation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On June 13, 2013, the Board of Directors of Brooks Automation, Inc. (the “Company”) appointed David F. Pietrantoni to become the Company's Vice President, Finance, Principal Accounting Officer and Corporate Controller, effective on June 21, 2013. Mr. Pietrantoni, age 40, has been employed by the Company since June 2006 in various financial management roles including division controller and division chief financial officer of the Company's components and services businesses. Since January 2009, Mr. Pietrantoni has been the Company's Vice President of Finance, responsible for global financial planning and analysis, and operations finance. Mr. Pietrantoni holds a Bachelor of Business Administration degree from Niagara University and a Master of Business Administration degree from Suffolk University.
Effective upon his appointment, Mr. Pietrantoni's annual base salary will be increased to $220,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: June 18, 2013	Jason W. Joseph Vice President, General Counsel and Secretary

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